SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)   December 20, 2002

PHOTOWORKS, INC.
(exact name of registrant as specified in its charter)

Washington	000-15338	91-0964899
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
1260 16th Avenue West Seattle, Washington 98119
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:   (206) 281-1390

Item 5.  Other Events

        On November 20, 2002, the Company reported net income for fiscal year 2002 of $2,695,000 which included $4,787,000 of tax benefits arising from the filing of the carryback of operating losses for tax years ending in 2001 and 2002, under the “Job Creation and Worker Assistance Act” enacted by Congress in March 2002 and the partial recognition of the tax benefit of net operating loss carryforwards.  The Company’s net operating loss carryforwards are subject to limitations under Internal Revenue Code 382, and the amount reported on November 20 was the result of a preliminary analysis of the impact of Section 382 on the Company.

        On December 20, 2002, the Company completed a final study and analysis of IRC Section 382 and its impact on limitations of the Company’s net operating loss carryforwards.  As a result of the final analysis, the Company recorded an additional $886,000 of tax benefits for fiscal 2002 that resulted in total tax benefits for fiscal 2002 of $5,673,000.  The effect of this increase was to increase net income after tax benefits for fiscal 2002 to $3,581,000, or diluted earnings per share of $.21.

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                                            PHOTOWORKS, INC.

                                                            By:  /s/ Loran Cashmore Bond
                                                                   Loran Cashmore Bond
                                                                   Vice President/Chief Accounting Officer

Date:  December 20, 2002